SCHIFF NUTRITION INTERNATIONAL, INC. APPOINTS
BRIAN T. SWETTE TO ITS BOARD OF DIRECTORS

Salt Lake City, Utah, November 29, 2011: Schiff Nutrition International, Inc., (NYSE: WNI), appointed Brian T. Swette, 57, to its board of directors.

Eric Weider, Schiff Nutrition’s chairman, said: “Brian’s more than 30 years of broad-based leadership experience makes him a strong addition to Schiff’s board of directors. We welcome him aboard.”

“Brian’s  combination of consumer marketing, e-commerce and business operations experience will be valuable assets to Schiff as we pursue our growth strategy, especially our plan to build premium brands,”  stated Tarang Amin, president and chief executive officer of Schiff Nutrition.

Swette added, “I am pleased to join Schiff’s board of directors.  The company has assembled a world-class leadership team and I look forward to helping the company achieve its objectives.”

Brian T. Swette serves on the Board of Directors of Jamba, Inc., Care.com, The FRS Company and Shutterfly.  He previously served on the boards of Burger King and The Ladders.com.  Swette was formerly eBay's Chief Operating Officer, where he oversaw international expansion, marketing and customer support initiatives that made eBay the most accessible and successful e-commerce site on the Internet. Prior to joining eBay, Swette was Executive Vice President and Chief Marketing Officer for the Pepsi-Cola Company. During his 17-year tenure, he was responsible for the worldwide marketing and advertising efforts for all Pepsi-Cola brands, oversaw business strategy, brand architecture and new product activity.  Swette holds a Bachelor's degree in Economics from Arizona State University.

About Schiff Nutrition
Schiff Nutrition International, Inc. develops, manufactures, markets and distributes branded and private label vitamins, nutritional supplements and nutrition bars in the United States and throughout the world.  Schiff’s portfolio of well-known brands includes Schiff Move Free®, Schiff® Vitamins, Schiff MegaRed®, Schiff Mega-D3®, Tiger's Milk®, Schiff Sustenex®, and Schiff Digestive Advantage®.  To learn more about Schiff, please visit the web site www.schiffnutrition.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions, current expectations, estimates, and projections.  These statements are subject to known and unknown risks and uncertainties, certain of which are beyond the company’s ability to control or predict, and therefore, actual results may differ materially. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date hereof.  Schiff Nutrition disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements.

Important factors that may cause actual results of Schiff Nutrition to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to:  dependence on sales of Schiff Move Free product and the joint care category, dependence on sales of  Schiff MegaRed product, dependence on individual customers, adverse publicity or consumer perception regarding our nutritional supplements and/or their ingredients, similar products distributed by other companies or the nutritional supplement industry generally, the impact of competitive products and pricing pressure (including expansion of private label products), the inability to successfully bid on new and existing private label business, the impact of raw material pricing, availability and quality (particularly relating to joint care products and ingredients from third-party suppliers outside the United States, including China), claims that our products infringe the intellectual property rights of others, the inability to enforce or protect our intellectual property rights and proprietary techniques against infringement, the inability to successfully launch and maintain sales (especially in the joint care and omega-3 categories) outside of the United States while maintaining the integrity of the products sold and complying with local regulations, the inability to appropriately respond to changing consumer preferences and demand for new products, the inability to gain or maintain market distribution for new products or product enhancements, including products in the probiotic space, litigation and government or administrative regulatory action in the United States and internationally, including FDA enforcement and product liability claims, the inability or increased cost to obtain sufficient levels of product liability and general insurance, the inability to comply with existing or new regulations, both in the United States and abroad, and adverse actions regarding product formulation, claims or advertising, product recalls or a significant amount of product returns, dependence on a single manufacturing facility and potential disruptions of our manufacturing operations, the inability to find strategic transaction opportunities or the inability to successfully consummate or integrate a strategic transaction (including the inability to successfully integrate the assets recently acquired from Ganeden), the inability to maintain or attract key personnel, interruptions to our information technology systems, control by our principal stockholders, and other factors indicated from time to time in the company’s SEC reports, copies of which are available upon request from the company’s investor relations department or may be obtained at the SEC's web site (www.sec.gov).  These risks and uncertainties should be carefully considered before making an investment decision with respect to shares of our common stock.

Schiff Nutrition Contact: Joseph W. Baty, CFO (801) 975-5186 email: joeb@schiffnutrition.com www.schiffnutrition.com	IR Agency Contact: Kirsten Chapman / Becky Herrick LHA (415) 433-3777 email: Schiff@lhai.com